EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Realty Income Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(c)	120,000,000	$60.4250 (1)(2)	$7,251,000,000.00 (1)(2)	0.0001102	$799,060.20 (1)
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					N/A		$799,060.20
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$108,134.14
	Net Fee Due							$690,926.06

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A		N/A
Fee Offset Sources	N/A	N/A	N/A		N/A						N/A
Rule 457(p)
Fee Offset Claims	Realty Income Corporation	S-3ASR	333-257510	June 29, 2021		$108,134.14(2)
Fee Offset Sources	Realty Income Corporation	424(b)(5)	333-257510		June 15, 2022						$108,134.14(2)

(1)	This estimate is made pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, and is based on a price of $60.4250 per share, which represents the average high and low prices per share of the registrant's common stock, par value $0.01 per share (“common stock”) as reported on the New York Stock Exchange on August 2, 2023.

(2)	The registrant previously registered an aggregate of 120,000,000 shares of common stock pursuant to a registration statement on Form S-3 (Registration No. 333-257510) filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2021 and a related prospectus supplement dated June 15, 2022 (the “Prior Prospectus Supplement”) and prospectus dated June 29, 2021 filed with the SEC on June 15, 2022 pursuant to Rule 424(b)(5) under the Securities Act, which, as further described in the Prior Prospectus Supplement, included shares of our common stock from prior registration statements on Form S-3. Of those 120,000,000 shares of common stock, 18,220,089 shares (the “Unsold Shares”) remained unsold as of the date hereof. The offering pursuant to the Prior Prospectus Supplement has terminated.

In connection with the filing of the Prior Prospectus Supplement, a registration fee of $685,875.60 was previously paid to the SEC in connection with the registration of the 120,000,000 shares of common stock pursuant to the Prior Prospectus Supplement, which registration fee was calculated in accordance with Rules 456(b), 457(c) and 457(r) under the Securities Act. A portion of such registration fees, $108,134.14 was associated with the Unsold Shares, which is hereby offset against the aggregate registration fee set forth in Table 1 above pursuant to Rule 467(p) under the Securities Act. The registration fee being paid by the registrant herewith was calculated in accordance with Rules 456(b), 457(c), 457(p) and 457(r) under the Securities Act.

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